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                                                                    Exhibit 23.1
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                        Consent of Independent Accountants

  We consent to the incorporation by reference in the registration statements of PacTel Corporation on Form S-8 relating to the PacTel Corporation Retirement Plan, PacTel Corporation Employee Stock Purchase Plan, and Pactel Corporation 1993 Long-Term Stock Incentive Plan of our reports dated March 3, 1994 (except for Notes B, L, and R as to which the date is March 9, 1994), on our audits of the consolidated financial statements and financial statement schedules of AirTouch Communications (formerly PacTel Corporation) and Subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which reports are included in the Annual Report on Form 10-K.


  /s/ Coopers & Lybrand

  San Francisco, California
  March 21, 1994








































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